 Exhibit 10.1

SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”) is dated effective as of the 1st day of June, 2012, by and between DYNAMIC VENTURES CORP., a Delaware corporation (the “Company”), BUNDLED BUILDER SOLUTIONS, INC., a Delaware corporation (“Guarantor”), and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Buyer”).

RECITALS

WHEREAS, the Company, Guarantor and the Buyer executed that certain Securities Purchase Agreement dated as of July 31, 2011, as amended by First Amendment to Securities Purchase Agreement dated as of April 30, 2012 (collectively, the “SPA”); and

WHEREAS, pursuant to the SPA, the Buyer purchased from the Company a senior secured redeemable debenture dated as of July 31, 2011 in the original principal amount of Five Hundred Thousand Dollars ($500,000) (the “First Debenture”); and

WHEREAS, pursuant to the SPA, the Buyer purchased from the Company a senior secured redeemable debenture dated as of April 30, 2012 in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000) (the “Second Debenture”)(the First Debenture and the Second Debenture are hereinafter collectively referred to as the “Debentures”); and

WHEREAS, in connection with the SPA and the Debentures, the Company and Guarantor executed and delivered to the Buyer various ancillary documents referred to in the SPA as the Transaction Documents; and

WHEREAS, the Company’s obligations under the SPA and the Debentures are secured by the following, all of which are included within the Transaction Documents: (i) a Security Agreement dated as of July 31, 2011, from the Company in favor of the Buyer, pursuant to which the Buyer has a continuing, first-priority security interest encumbering all of the “Collateral” (as defined in said Security Agreement) of the Company; (ii) a UCC-1 Financing Statement listing the Company, as debtor, and Buyer, as secured party, filed with the Secretary of State of Delaware under filing No. 20113405613; (iii) a Guaranty Agreement dated as of July 31, 2011 from Guarantor in favor of the Buyer, pursuant to which Guarantor has guaranteed all of the Company’s obligations to Buyer under the Transaction Documents; (iv) a Security Agreement dated as of July 31, 2011, from the Guarantor in favor of the Buyer, pursuant to which the Buyer has a continuing, first-priority security interest encumbering all of the “Collateral” (as defined in said Security Agreement) of the Guarantor; and (v) a UCC-1 Financing Statement listing the Guarantor, as debtor, and Buyer, as secured party, filed with the Secretary of State of Delaware under filing No. 20113405555; and

WHEREAS, the parties desire to combine, amend and restate the First Debenture and the Second Debenture in their entirety into a newly issued senior secured redeemable debenture in the form attached hereto as Exhibit “A” (the “Amended and Restated Debenture”), and to enter into certain other agreements as more specifically set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

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1.                Recitals.  The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2.                Capitalized Terms.  All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the SPA, except as otherwise specifically set forth herein.  In addition, the interpretation provisions of Article III of the SPA shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

3.                Conflicts.  In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the SPA, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4.                Outstanding Balance.  The Company and Guarantor acknowledge that the outstanding principal balance of the Debentures as of the date of this Amendment is $770,833.33.

5. Amended and Restated Debentures.  Subject to the terms and conditions of this Amendment, the Company shall and does hereby agree to issue to the Buyer, simultaneously with the execution of this Amendment, the Amended and Restated Debenture.  The Amended and Restated Debenture combines, amends, restates, replaces and supersedes, in their entirety, the First Debenture and the Second Debenture.  It is the intention of the Company, Guarantor and the Buyer that while the Amended and Restated Debenture combines, amends, restates, replaces and supersedes the First Debenture and the Second Debenture, in their entirety, it is not in payment or satisfaction of the Debentures, but rather is the substitute of one evidence of debt for another without any intent to extinguish the old.

6. Representations and Warranties.  The Company and Guarantor each hereby confirm and affirm that all representations and warranties made by each of them under the SPA and all other Transaction Documents (specifically including under Article VI of the SPA) are true, correct and complete as of the date of the SPA, and hereby confirm and affirm that all such representations and warranties remain true, correct and complete as of the date of this Amendment, and by this reference, the Company and Guarantor do hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this Amendment by each of the Company and Guarantor, as same may be qualified by revised disclosure schedules attached to this Amendment, if any.

7. Affirmation.  The Company and Guarantor each hereby affirms all of their respective Obligations to the Company under all of the Transaction Documents and each agrees and affirms as follows: (i) that as of the date hereof, except for the making of the payment due under the Debentures on July 1, 2012, which payment will be made as the July 1, 2012 payment under the Amended and Restated Debenture simultaneously with the execution of this Amendment, the Company and Guarantor, respectively and as applicable, have each performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of the Transaction Documents to be performed, satisfied or complied with by the Company and Guarantor, as applicable; (ii) that the Company and Guarantor shall continue to perform each and every covenant, agreement and condition set forth in each of the Transaction Documents and this Amendment, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, except for the making of the payment due under the Debentures on July 1, 2012, which payment will be made as the July 1, 2012 payment under the Amended and Restated Debenture simultaneously with the execution of this Amendment, no default or Event of Default has occurred or is continuing under the SPA or any other Transaction Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the SPA or any other Transaction Documents; and (iv) that as of the date hereof, except for the making of the payment due under the Debentures on July 1, 2012, which payment will be made as the July 1, 2012 payment under the Amended and Restated Debenture simultaneously with the execution of this Amendment, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have a Material Adverse Effect.

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8. Ratification.  The Company and Guarantor each hereby acknowledges, represents, warrants and confirms to Buyer that: (i) each of the Transaction Documents executed by the Company and Guarantor, respectively and as applicable, are valid and binding obligations of the Company and Guarantor, respectively and as applicable, enforceable against each of them in accordance with their respective terms; (ii) the Amended and Restated Debenture, and all other obligations of the Company and Guarantor under the Amended and Restated Debenture, all the Transaction Documents and this Amendment, shall be and continue to be and remain secured by and under the Transaction Documents and all UCC-1’s filed in connection therewith; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Company or Guarantor to or against the enforcement of any of the Transaction Documents; and (iv) no oral representations, statements, or inducements have been made by Buyer, or any agent or representative of Buyer, with respect to the Debentures, the Amended and Restated Debenture, the SPA, this Amendment or any other Transaction Documents.

9. Additional Confirmations.  The Company and Guarantor each hereby represents, warrants and covenants as follows: (i) that the Buyer’s security interests in all of the “Collateral” (as such term is defined in the Security Agreement executed by the Company and the Security Agreement executed by Guarantor, as applicable to each of the Company and Guarantor) are and remain valid, perfected, first-priority security interests in such Collateral, respectively and as applicable, and neither the Company, nor Guarantor, has granted any other Encumbrances or security interests of any nature or kind in favor of any other Person affecting any of such Collateral, respectively and as applicable.

10. Buyer’s Conduct.  As of the date of this Amendment, the Company and Guarantor each hereby acknowledges and admits that: (i) the Buyer has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the SPA or any other Transaction Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the SPA or the Transaction Documents, except as expressly set forth herein, the Amended and Restated Debenture, or in the SPA and other Transaction Documents.

11. Issuance of Stock.

(a) Share Issuance.  The Company shall pay to Buyer a fee for corporate advisory and investment banking services provided by the Buyer to the Company prior to the date of this Amendment by issuing to Buyer that number of shares of the Company’s Common Stock that equal to a dollar amount equal to $100,000.00 (the “Share Value”).  For purposes of determining the number of shares of Common Stock issuable to Buyer under this Section 11(a), the Company’s Common Stock shall be valued at the volume weighted average price as of the close of the business day immediately prior to the date the Company executes this Amendment (the “Valuation Date”), as reported by Bloomberg (the “VWAP”).  The Buyer shall confirm to the Company in writing, the VWAP for the Common Stock as of the Valuation Date, and the corresponding number of Shares issuable to the Buyer based on such price.  The Company shall instruct its transfer agent to issue certificates representing the shares of Common Stock issuable to the Buyer immediately upon the Company’s execution of this Amendment, and shall cause its transfer agent to deliver such certificates to Buyer within five (5) business days from the date the Company executes this Amendment.  In the event such certificates representing the shares of Common Stock issuable hereunder shall not be delivered to the Buyer within said five (5) business day period, same shall be an immediate default under the SPA, this Amendment, the Amended and Restated Debenture and the other Transaction Documents.  The shares of Common Stock issuable hereunder, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock, and shall be deemed fully earned as of the date the Company executes this Amendment.

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(b) Adjustments.  It is the intention of the Company and Buyer that by a date that is twelve (12) months after the Valuation Date (the “Twelve Month Valuation Date”) the Buyer shall have generated net proceeds from the sale of the shares of Common Stock issued under this Section 11 (the “Shares”) equal to the Share Value.  The Buyer shall have the right to sell the Shares in the Principal Trading Market or otherwise, at any time in accordance with applicable securities laws, provided that Buyer agrees to use its good faith efforts to sell the Shares after the applicable restrictive holding period applicable thereto has expired (and provided the restrictive legends thereon have been removed and the Shares are otherwise freely tradable), in such amounts as reasonably practicable given then existing market conditions, in Buyer’s discretion, with the intention of selling the Shares as soon as reasonably practicable following the expiration of the restricted holding period and removal of restrictive legends on such Shares.  At any time the Buyer may elect after the Twelve Month Valuation Date (or prior to such Twelve Month Valuation Date, if Buyer has sold all Shares prior to such Twelve Month Valuation Date), the Buyer may deliver to the Company a reconciliation statement showing the net proceeds actually received by the Buyer from the sale of the Shares (the “Sale Reconciliation”).  If, as of the date of the delivery by Buyer of the Sale Reconciliation, the Buyer has not realized net proceeds from the sale of such Shares equal to at least the Share Value, as shown on the Sale Reconciliation, then the Company shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Buyer in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Shares, the Buyer shall have received total net funds equal to the Share Value.  If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Buyer still has not received net proceeds equal to at least the Share Value, then the Company shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Buyer as contemplated above, and such additional issuances shall continue until the Buyer has received net proceeds from the sale of such Common Stock equal to the Share Value.  In the event the Buyer receives net proceeds from the sale of Shares equal to the Share Value, and the Buyer still has Shares remaining to be sold, the Buyer shall return all such remaining Shares to the Company.  In the event additional Common Stock is required to be issued as outlined above, the Company shall instruct its transfer agent to issue certificates representing such additional shares of Common Stock to the Buyer immediately subsequent to the Buyer’s notification to the Company that additional shares of Common Stock are issuable hereunder, and the Company shall in any event cause its transfer agent to deliver such certificates to Buyer within five (5) business days following the date Buyer notifies the Company that additional shares of Common Stock are to be issued hereunder.  In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Buyer within said five (5) business day period, same shall be an immediate default under the SPA, this Amendment, the Amended and Restated Debenture and the other Transaction Documents.  Notwithstanding anything contained in this Section 11 to the contrary, at any time on or prior to a date that is six (6) months from the date of this Amendment, but not thereafter (unless agreed to by the Buyer, in its sole and absolute discretion), the Company shall have the right, at any time during such period, to redeem any Shares then in the Buyer’s possession for an amount payable by the Company to Buyer in cleared U.S. currency equal to the Share Value, less any net cash proceeds received by the Buyer from any previous sales of Shares.  Upon Buyer’s receipt of such cash payment in accordance with the immediately preceding sentence, the Buyer shall return any then remaining Shares in its possession back to the Company.

12. Redefined Terms.  The term “Transaction Documents,” as defined in the SPA and as used in this Amendment, shall be deemed to refer to and include the Amended and Restated Debenture, this Amendment and all other documents or instruments executed in connection with this Amendment and the issuance of the Amended and Restated Debenture.  The term “Securities,” as defined in the SPA, shall be deemed to refer to and include the Amended and Restated Debenture and the Shares issued pursuant to this Amendment, and any additional Common Stock or other securities of the Company at any time issued to Buyer in connection with the SPA, this Amendment or any other Transaction Documents.  The term “SEC Documents,” as defined in the SPA, shall be deemed to refer to and include all filings made by the Company with the SEC between the date of the First Amendment to the SPA and the date of this Amendment.

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13. Additional Reporting Requirements.  In addition to all other reporting requirements set forth in the SPA or any other Transaction Documents, the Company and Guarantor each hereby agree to provide and deliver to the Buyer, no later than the fifth (5th) and the twentieth (20th) day of each calendar month during the term of the Amended and Restated Debenture, the following: (i) copies of all monthly statements of account for the Company and the Guarantor for each bank account, brokerage account or each other account the Company or Guarantor may have with any other financial institution; (ii) an up-to-date aged schedule of the accounts payable of the Company and Guarantor, listing the name and amount due to each creditor and showing the aggregate amounts due for 0-30 days, 31-60 days, 61-90 days, and more than 90 days; (iii) a statement of all amounts paid or due in the previous calendar month on account of payroll or other employee-related or employment-related expenses; and (iv) any other information from the Company or the Guarantor that Buyer may request from time to time.  Each of the items required to be delivered hereunder shall, when delivered to Buyer, be certified as complete and accurate by an executive officer of the Company and Guarantor, respectively and as applicable.

14. Representations and Warranties of the Company and Guarantor.  The Company and Guarantor each hereby makes the following representations and warranties to the Buyer:

(a) Authority and Approval of Agreement; Binding Effect.  The execution and delivery by the Company and Guarantor of this Amendment, the Amended and Restated Debenture, and all other documents executed and delivered in connection therewith, and the performance by Company and Guarantor of all of their respective Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Company, by Guarantor and their respective boards of directors pursuant to all applicable Laws and other than the corporate action or resolutions delivered by each of the Company and Guarantor in connection with this Amendment, no other corporate action or Consent on the part of the Company, Guarantor, their respective boards of directors, stockholders or any other Person is necessary or required by the Company to execute this Amendment, the Amended and Restated Debenture, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Company’s and Guarantor’s Obligations hereunder and thereunder.  This Amendment, the Amended and Restated Debenture and each of the documents executed and delivered in connection herewith and therewith have been duly and validly executed by the Company and Guarantor (and the officer executing this Agreement and all such other documents is duly authorized to act and execute same on behalf of the Company and Guarantor) and constitute the valid and legally binding agreements of the Company and Guarantor, enforceable against the Company and Guarantor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) Matters with Respect to Annabelle Contract.  The Company and Guarantor represent and warrant to Buyer that their consolidated cash flow has been adversely affected as a result of a change in payment policies by Annabelle Homes, LLC (“Annabelle”) under the construction contract between Annabelle and Guarantor (the “Annabelle Contract”).  Specifically, Guarantor is building home and townhomes for and on behalf of Annabelle under the terms of the Annabelle Contract.  Previously, Annabelle would pay Guarantor for services rendered under the Annabelle Contract upon receipt of invoices for such work from Guarantor.  Annabelle, however, has changed its payment policies and procedures, such that Annabelle is not paying for Guarantor’s invoices until the home or townhome constructed by Guarantor under the Annabelle Contract is sold.  Such sales cycle has been delayed as a result of appraisal delays and financing delays common in the current market for homes in the North Dakota areas where Guarantor is performing under the Annabelle Contract.  As a result of these foregoing changes, the Company and Guarantor have requested the Amended and Restated Debenture, which provides for two (2) payments of interest only at the beginning of the term of such Amended and Restated Debenture, which time frame will allow the Company and Guarantor to further revise and fine-tune its payment policies and procedures with Annabelle to help its cash flow.  The Company and Guarantor acknowledge that the truth and accuracy of the foregoing representation is a material inducement for Buyer agreeing to the issuance of the Amended and Restated Debenture.  In addition, the Company and Guarantor hereby confirm and acknowledge that as a result of the payment issues with Annabelle, there are a number of payables due and owing by Guarantor to various subcontractors as outlined on revised Schedule 6.10 attached hereto (the “Subcontractor Payables”).  In this regard, the Company and Guarantor hereby covenant and agree that upon receipt of the receivable due and owing from Annabelle corresponding to the Subcontractor Payables, which aggregate receivable the Company and Guarantor hereby represent and warrant is greater than the aggregate total of all Subcontractor Payables, the Company must first pay to the Buyer any amounts then due to Buyer, whether under the SPA, the Amended and Restated Debenture, or any other Transaction Documents (including payments under the Amended and Restated Debenture at a fully amortizing amount consisting of principal, interest and applicable redemption premium), and only thereafter the Company may pay any remaining sums towards the Subcontractor Payables.

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15. Indemnification.  The Company and Guarantor each, jointly and severally, hereby indemnifies and holds the Buyer Indemnified Parties, and each of them, harmless from and against any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment or the Amended and Restated Debenture, including the assertion of a Claim or ruling by a Governmental Authority that documentary stamp tax, intangible tax or any penalties or interest associated therewith must be paid by reason of the execution and delivery of any of the Amended and Restated Debenture or the other Transaction Documents.

16. Release.  As a material inducement for Buyer to combine, amend and restate the Debentures into the Amended and Restated Debenture and enter into this Amendment, the Company and Guarantor each do hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharge each of the Buyer Indemnified Parties and their respective successors and assigns, from any and all Claims whatsoever in law or in equity which the Company and Guarantor ever had, now have, or which any successor or assign of the Company or Guarantor hereafter can, shall or may have against any of the Buyer Indemnified Parties, for, upon or by reason of any matter, cause or thing whatsoever related to the SPA, this Amendment or any other Transaction Documents, or any of the Securities, through the date hereof.  The Company and Guarantor further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws of the State of Florida. In addition to, and without limiting the generality of foregoing, the Company and Guarantor further covenant with and warrant unto the Buyer and each of the other Buyer Indemnified Parties, that there exist no claims, counterclaims, defenses, objections, offsets or other Claims against Buyer or any other Buyer Indemnified Party, or the obligation of the Company and Guarantor to comply with the terms and provisions of the SPA, this Amendment and all other Transaction Documents.

17. Effect on Agreement and Transaction Documents.  Except as expressly amended by this Amendment, all of the terms and provisions of the SPA, the Original Debentures, and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

18. Waiver.  Neither this Amendment, nor shall Buyer’s agreement to purchase the New Debentures pursuant to this Amendment, be deemed or construed in any manner as a waiver by the Buyer of any Claims, defaults, Events of Default, breaches or misrepresentations by the Company or Guarantor under the SPA, any other Transaction Documents, or any of Buyer’s rights or remedies in connection therewith.

19. Execution.  This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

20. Fees and Expenses.

(a) Document Review and Legal Fees.  The Company agrees to pay to the Buyer or its counsel a legal fee equal to Five Thousand and No/100 Dollars ($5,000.00) for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith, together with costs of $550.00 associated with this transaction which shall be due and payable upon demand by the Buyer.

21. Stock Issued From First Debenture.  The Company acknowledges that in connection with the SPA and the First Debenture, the Company issued to Buyer stock certificate no. 251 representing 2,717,392 shares of the Company’s Common Stock (the “First Certificate”).  Moreover, the Company acknowledges that the Company’s transfer agent has confirmed to the Buyer that the restrictive legend on the First Certificate can be removed and the First Certificate can be re-issued in Buyer’s name free of any restrictive legends on July 31, 2012, provided transfer agent receives an opinion of counsel in proper substance and form, in the reasonable discretion of the transfer agent, confirming that such restrictive legends can be removed under Rule 144 (the “144 Opinion”).  In this regard, the Company and Guarantor hereby agree that, provided the 144 Opinion is provided by Buyer to the Company and its transfer agent on or after July 31, 2012 (and provided such 144 Opinion is in proper substance and form to allow for removal of the restrictive legend, in the reasonable opinion of the transfer agent), in the event the re-issued First Certificate, free from restrictive legends, is not issued by the Company’s transfer agent to Buyer within five (5) business days from the date when the request and 144 Opinion are provided, such failure shall be a default by the Company and Guarantor hereunder and under the Amended and Restated Debenture.

[Signatures on the following page]

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COMPANY:

DYNAMIC VENTURES CORP., a Delaware corporation

By:/s/Paul Kalkbrenner
Name:Paul Kalkbrenner______________________________
Title:CEO_______________________________
Date:_______________________________

GUARANTOR:

BUNDLED BUILDER SOLUTIONS, INC., a Delaware corporation

By:/s/ Paul Kalkbrenner
Name:Paul Kalkbrenner______________________________
Title:CEO_______________________________
Date:_______________________________

BUYER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd.,
Its general partner

By: /s/ Robert Press
Robert Press, Director
Date: _______________________________

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EXHIBIT “A”

 AMENDED AND RESTATED DEBENTURE

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